UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2008 (July 24, 2008)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                             Material Modification to Rights of Security Holders.

At the annual meeting of stockholders of Behringer Harvard Opportunity REIT I, Inc. (the “Company”) held on July 24, 2008 (the “Annual Meeting”), the Company’s common stockholders approved the Company’s Second Articles of Amendment and Restatement, which amends and restates the Company’s charter.  The Second Articles of Amendment and Restatement were filed with the Maryland Department of Assessments and Taxation on July 24, 2008.

The following is a summary of the material amendments to the charter that were reflected in the Second Articles of Amendment and Restatement.  In addition to the material amendments described below, certain non-material amendments and conforming changes to the charter were reflected in the Second Articles of Amendment and Restatement.

Section 5.9

Pursuant to the Second Articles of Amendment and Restatement, the provisions of Section 5.9 of the Company’s charter were deleted in their entirety (Section 5.9 has been “reserved” for later use).  Section 5.9 had pertained to the suitability standards applied to stockholders, the responsibility for determining whether a purchase of the Company’s shares is a suitable and appropriate investment for each stockholder, and the minimum investment and holding amounts for stockholders.  These provisions were required by the NASAA Statement of Policy Regarding Real Estate Investment Trusts adopted on September 29, 1993 (the “NASAA REIT Guidelines”) in connection with the Company’s initial public offering of shares of its common stock, which was terminated on December 28, 2007.  Removal of these provisions generally provides stockholders with greater ability to transfer their shares through estate planning or otherwise, since stockholders and recipients of shares from stockholders no longer are subject to the financial suitability standards imposed by the NASAA REIT Guidelines.  In addition, the removal of the provisions of Section 5.9 eliminates the minimum stockholding requirements, thus permitting transfers of shares in any amount.  Furthermore, removal of the provisions of Section 5.9 eliminates the requirement that the Company’s sponsor or anyone selling shares on behalf of the Company or its sponsor make a determination that the purchase of the Company’s shares is a suitable and appropriate investment for the prospective stockholder.

Section 7.2(xvi)

The Second Articles of Amendment and Restatement remove the clause in Section 7.2(xvi) of the Company’s charter which limited the Company’s ability to insure the Company’s directors, advisors and affiliates (as such terms are defined in the charter) against claims and liabilities arising by reason of such person’s status, office or position with the Company specifically in regard to liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws.  The Second Articles of Amendment and Restatement also remove the provision in this section of the charter that provided that the insurance policies must comply with the NASAA REIT Guidelines (such insurance policies still are required to comply with Maryland law, as is the case with any public company incorporated in Maryland).  These revisions to Section 7.2(xvi) of the charter permit the Company to purchase insurance that protects the Company and its directors, officers, advisors and affiliates to the maximum extent provided under Maryland law.

Section 11.2

Maryland law, under which the Company is ultimately governed, provides that stockholders may not amend a company’s charter or dissolve a company unless the amendment or dissolution is first declared advisable by the company’s board of directors.  However, the NASAA REIT Guidelines provide that stockholders shall have the ability to amend a charter or dissolve a company without concurrence of the board of directors.  Sections 11.2(b) and (e) of the Company’s charter had provided that the stockholders of the Company have the power to amend the charter or dissolve the Company without concurrence of the board of directors, subject to the mandatory provisions of any applicable laws or regulations.  Since Maryland law would ultimately govern any attempt by the Company’s stockholders to amend the charter or dissolve the Company, the stockholders, in fact, did not possess the right to amend the charter or dissolve the Company unless the amendment or dissolution was first declared advisable by the board of directors.  In order to remove any confusion on this issue, the Second Articles of Amendment and Restatement delete the phrase “without the necessity for concurrence by the Board” from Sections 11.2(b) and (e) of the charter, although the revision does not have any practical effect.

Sections 11.4 and 11.5

The Second Articles of Amendment and Restatement remove the provisions in Sections 11.4 and 11.5 of the Company’s charter required by the NASAA REIT Guidelines with respect to the stockholders’ access to the books and records of the Company, the stockholders’ rights to a list of the Company’s stockholders, and the liability of the Company if the list of stockholders is not provided to a requesting stockholder in a timely fashion.  These provisions were replaced in the Second Articles of Amendment and Restatement with the current Maryland statutory provisions regarding the rights of stockholders to inspect and copy certain corporate documents, a list of securities issued by the Company, the Company’s books of account and stock ledger, and a list of stockholders.  Maryland law allows any stockholder of a corporation to inspect the corporation’s bylaws, minutes of stockholder proceedings, annual statements of affairs and voting trust agreements on file at the corporation’s principal office and to request a statement showing all stock and securities issued by the corporation during a specified period of not more than twelve months before the date of the request, but permits only stockholders who for at least six months have been stockholders of record of at least five percent of the outstanding stock of any class of the corporation to inspect the corporation’s books of account and stock ledger, to request a statement of the corporation’s affairs and to request a stockholder list.

Sections 12.2, 12.3 and 12.4

The Second Articles of Amendment and Restatement remove the provisions in the Company’s charter required by the NASAA REIT Guidelines with respect to the limitation of director and officer liability, indemnification of directors, officers, advisors and affiliates (as those terms are defined in the charter) and the Company’s ability to advance expenses to a director, officer, advisor or affiliate of the Company who, pursuant to such position, is a party to a legal proceeding.  Those provisions were replaced in the Second Articles of Amendment and Restatement with the broadest exculpation and indemnification provisions allowed under Maryland law and with provisions that allow the Company to pay expenses for legal proceedings involving its directors, officers, advisors or affiliates to the fullest extent permitted by Maryland law.  Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  In addition to requiring a corporation (unless its charter provides otherwise, which the Second Articles of Amendment and Restatement do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity, Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:  (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Sections 13.1, 13.2 and 13.3

In 2006, the board of directors and the stockholders of the Company approved amendments to Sections 13.1, 13.2 and 13.3 of the Company’s charter that were required by the Pennsylvania Securities Commission in order to register the Company’s initial public offering of its common stock in that state.  The amendments generally removed from the board of directors the power to approve without stockholder approval certain mergers of 90% or more owned subsidiaries of the Company with or into the Company, certain mergers in which the Company is the successor entity, certain reorganizations in which all or substantially all of the Company’s assets are transferred to a wholly-owned subsidiary and certain transfers of all or substantially all of the Company’s assets to a successor entity.  Maryland law permits these actions to be taken by the board of directors without stockholder approval.

Since the initial public offering of the Company’s common stock was terminated on December 28, 2007 and the Company is no longer offering shares of its stock to residents of Pennsylvania pursuant to its primary offering of common stock, the Second Articles of Amendment and

Restatement reverse the amendments to the charter that were required by the Pennsylvania Securities Commission and approved by the stockholders in 2006.  Thus, the Second Articles of Amendment and Restatement grant the board of directors the power, without stockholder approval, to:  (1) merge a 90% or more owned subsidiary of the Company with or into the Company, provided that (a) the charter of the successor is not amended in the merger other than to change the name of the entity, the name or other designation or the par value of any class or series of its stock, or the aggregate par value of its stock, and (b) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged; (2) approve a merger of the Company (a) which does not reclassify or change the terms of any class or series of stock outstanding immediately before the merger becomes effective or otherwise amend the charter and (b) in which the number of shares of stock of any class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of such class or series outstanding immediately before the merger becomes effective; (3) transfer all or substantially all of the assets of the Company to one or more persons if all of the equity interests of such person or persons are owned, directly or indirectly, by the Company; and (4) effect certain reorganizations where all or substantially all of the Company’s assets are transferred to a successor entity.

The foregoing description of the amendments to the Company’s charter reflected in the Second Articles of Amendment and Restatement is qualified in its entirety by reference to the Second Articles of Amendment and Restatement, as approved by the common stockholders of the Company on July 24, 2008 and filed with the Maryland Department of Assessments and Taxation on July 24, 2008, which have been filed as Exhibit 3.1 to this Form 8-K and are incorporated herein.

Item 7.01	Regulation FD Disclosure.

At the Annual Meeting, the stockholders re-elected all of the members of the Company’s board of directors.  The five members of the board of directors, Robert M. Behringer, Robert S. Aisner, Barbara C. Bufkin, Terry L. Gage and Steven J. Kaplan, were elected to serve for a term ending at the 2009 annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, removal, resignation or retirement.

On July 29, 2008, the Company issued a press release announcing that it has invested in a joint venture holding a commercial real estate portfolio of 15 retail and industrial/logistics assets located in the Czech Republic, Poland and Slovakia.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 8.01	Other Events.

On July 29, 2008, the Company began distribution of its 2008 First Quarter Report Summary.  A copy of the 2008 First Quarter Report Summary is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Articles of Amendment and Restatement of Behringer Harvard Opportunity REIT I, Inc.

99.1	Press Release.

99.2	2008 First Quarter Report Summary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: July 29, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal